Exhibit 99.1
Centerplate’s Taxable Cash Payment Distributions for 2005
Centerplate, Inc., (Amex: CVP; TSX: CVP.un) explained today the tax treatment of its 2005 cash payments on its Income Deposit Securities (IDS).
Each IDS unit is comprised of one share of common stock and a subordinated note. In 2005 the company paid out approximately $0.79 per unit as a distribution on the common stock component of the IDS and approximately $0.77 per unit in interest income.
Based on U.S. federal income tax laws, the company has determined that the 2005 stock cash distributions will be treated as a nontaxable return of capital. Please consult your tax advisor for your individual treatment. Generally the portion of the distribution treated as a nontaxable return of capital should reduce the tax basis in your IDS.
Please consult your tax advisor if you have questions about proper tax treatment of amounts reported on form 1099.
CUSIP # — 15200E 20 4 — Centerplate’s IDSs
CUSIP # — 15200E 10 5 — Centerplate’s Common Stock
CUSIP # — 92873P AA 3 — Centerplate’s Debt
For more information contact:
Gael Doar
Director of Communications
203-975-5941
gael.doar@centerplate.com
January 13, 2006